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CHOICEONE FINANCIAL SERVICES, INC.
P.O. BOX 186
SPARTA, MI 49345-0186

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on December 11, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on December 11, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V58626-S99765

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CHOICEONE FINANCIAL SERVICES, INC.

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
1. Approval of the issuance of shares of ChoiceOne Financial Services, Inc. (ChoiceOne) common stock to shareholders of Fentura Financial, Inc. (Fentura) in connection with the merger of Fentura with and into ChoiceOne.	☐	☐	☐
2. Approval of an amendment to ChoiceOne's Restated Articles of Incorporation to increase the number of authorized shares of common stock from 15,000,000 to 30,000,000.	☐	☐	☐
3. Approval of adjournment of the ChoiceOne special meeting, if necessary or appropriate, to solicit additional proxies in favor of proposals 1 and 2 above.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on December 12, 2024:

The Proxy Statement is available at www.proxyvote.com.

V58627-S99765

CHOICEONE FINANCIAL SERVICES, INC.
Special Meeting of Shareholders
December 12, 2024
This proxy is solicited by the Board of Directors

The shareholder hereby appoints Adom J. Greenland, Jack G. Hendon and Kelly Potes, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CHOICEONE FINANCIAL SERVICES, INC. that the shareholder is entitled to vote at the Special Meeting of Shareholders to be held at 8:00 a.m. EST on December 12, 2024, at 129 E Division, Sparta, MI 49345, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, the shares represented by this proxy will be voted FOR Proposals 1, 2 and 3 and in their discretion on any other matters that may properly come before or that are incident to the conduct of the meeting, including any vote to adjourn the meeting.

Continued and to be signed on reverse side